AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the “Amendment”) dated as of June 16, 2006, is between Bank of America, N.A. (“the Bank”) and Cohu, Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of June 28, 2004 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1	Paragraph 1.2 of the Agreement, is hereby amended to read in its entirety as follows:

“1.2 Availability Period. The line of credit is available between the date of this Agreement and July 1, 2007, or such earlier date as the availability may terminate as provided in this Agreement (the ‘Facility No. 1 Expiration Date’).

The availability period for this line of credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal effective as of the Facility No. 1 Expiration Date for the line of credit (the ‘Renewal Notice’). If this line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. If this line of credit is renewed, the term ‘Expiration Date’ shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of this line of credit. A renewal fee may be charged at the Bank’s option. The amount of the renewal fee will be specified in the Renewal Notice”.

2.2	The first Paragraph of 2.1(a) of the Agreement, entitled “Unused Commitment Fee” is amended to read in its entirety as follows:

“The Borrower agrees to pay a fee on any difference between the Facility No. 1 Commitment and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period. The fee will be calculated at 0.125% per year. The calculation of credit outstanding shall include the undrawn amount of letters of credit”.

2.3	In Paragraph 6.3 of the Agreement, the amount “Two Hundred Million Dollars ($200,000,000)” is substituted for the amount “One Hundred Eighty Million Dollars ($180,000,000)”.

2.4	Subparagraph 6.7(e) of the Agreement is amended to read in its entirety as follows:

“(e) Purchase money debt that does not exceed a total principal amount of “Two Million Five Hundred Thousand Dollars ($2,500,000)” is substituted for the amount “One Million Dollars ($1,000,000)”.

2.5	In Subparagraph 6.8(d) of the Agreement, the amount “Two Million Five Hundred Thousand Dollars ($2,500,000)” is substituted for the amount “One Million Dollars ($1,000,000)”.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:

Bank of America, N.A.

By:

S. A. Skvicalo, Authorized Signer

BORROWER(S):

Cohu, Inc.

By:
John H. Allen, Vice President/Finance and
Chief Financial Officer